TO
THE CUSTODIAN AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 5/11/2011

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 10/20/2008 "the Agreement":

GLOBAL X BRAZIL CONSUMER SECTOR ETF

GLOBAL X BRAZIL FINANCIALS SECTOR ETF

GLOBAL X BRAZIL INDUSTRIALS SECTOR ETF

GLOBAL X BRAZIL MATERIALS SECTOR ETF

GLOBAL X BRAZIL MID-CAP ETF

GLOBAL X BRAZIL UTILITIES SECTOR ETF

GLOBAL X CHINA MATERIALS ETF

GLOBAL X CHINA MID-CAP ETF

GLOBAL X COPPER MINERS ETF

GLOBAL X FUNDS - GLOBAL X CHINA CONSUMER ETF

GLOBAL X FUNDS - GLOBAL X CHINA ENERGY ETF

GLOBAL X FUNDS - GLOBAL X CHINA FINANCIALS ETF

GLOBAL X FUNDS - GLOBAL X CHINA INDUSTRIALS ETF

GLOBAL X FUNDS - GLOBAL X CHINA TECHNOLOGY ETF

GLOBAL X FUNDS - GLOBAL X FTSE NORDIC 30 ETF

GLOBAL X FUNDS - GLOBAL X FTSE NORWAY 30 ETF

5/11/2011	Page 1

GLOBAL X FUNDS - GLOBAL X GOLD EXPLORERS ETF

GLOBAL X FUNDS - GLOBAL X LITHIUM ETF

GLOBAL X FUNDS - GLOBAL X URANIUM ETF

GLOBAL X SILVER MINERS ETF

GLOBAL X/INTERBOLSA FTSE COLOMBIA 20 ETF

GLOBAL X EMERGING AFRICA ETF

GLOBAL X ALUMINUM ETF

GLOBAL X PAKISTAN KSE-30 ETF

GLOBAL X FTSE ARGENTINA 20 ETF

GLOBAL X RUSSELL EMERGING MARKETS GROWTH ETF

GLOBAL X RUSSELL EMERGING MARKETS VALUE ETF

GLOBAL X FTSE ANDEAN 30 ETF

GLOBAL X FTSE ASEAN 40 ETF

GLOBAL X S&P TSX / VENTURE CANADA ETF

GLOBAL X PURE GOLD MINERS ETF

GLOBAL X OIL EQUITIES ETF

GLOBAL X NEXT 11 ETF

Global X Fishing Industry ETF

Global X Food ETF

Global X Waste Management ETF

Global X Fertilizers / Potash ETF

Global X Mexico Small ETF

Global X Canada Preferred ETF

Global X Farming ETF

Global X Auto ETF

Global X Super Dividend ETF

Global X Rare Earths ETF

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IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

GLOBAL X MANAGEMENT COMPANY, LLC

BY:_________________________________
NAME:
TITLE:

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